Exhibit 10.4
NOTE
$32,500,000    New York, New York    No. 1
FOR VALUE RECEIVED, the undersigned, OPAL FUELS INTERMEDIATE HOLDCO LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to BANKUNITED, N.A. (“Lender”), the principal sum of THIRTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($32,500,000), or, if less, the aggregate unpaid principal amount of the Term Loans made by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as herein provided in lawful money of the United States at the offices of Administrative Agent under the Credit Agreement or at such other place as from time to time may be designated by the holder of this Note.
The date, amount, Class, interest rate and Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount arising under the Credit Agreement or hereunder in respect of the Term Loans made by such Lender.
This Note (a) is issued and delivered under that certain Credit and Guarantee Agreement dated as of September 1, 2023, among Borrower, Initial Guarantors, Bank of America, N.A., as Administrative Agent, and the lenders (including Lender) and LC Issuers referred to therein (as from time to time supplemented, amended, restated, or otherwise modified, the “Credit Agreement”), and is a “Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.
The principal amount of this Note, or, if less, the aggregate unpaid principal amount of the Term Loans made by Lender to Borrower pursuant to the terms of the Credit Agreement, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.
Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest that, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement that more fully set out the limitations on how interest accrues hereon.
Except as specifically provided in the Credit Agreement and the other Loan Documents, Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand or of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, and declaration or notice of acceleration of the maturity of this Note.
This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of New York.

OPAL FUELS INTERMEDIATE HOLDCO LLC

By:        /s/ Ann Anthony
    Name: Ann Anthony
    Title: Chief Financial Officer
[Signature Page to OPAL Fuels Intermediate Holdco LLC Note]